Exhibit 99.1

ENERGY RECOVERY INC REPORTS FIRST QUARTER 2011 FINANCIAL RESULTS

FIRST QUARTER HIGHLIGHTS
•	First quarter net revenues of $10.4 million
•	Gross margin of 45 percent
•	Net Loss of $1.8 million
•	Loss per share of $0.03

SAN LEANDRO, Calif.--(BUSINESS WIRE)—May 5, 2011-- Energy Recovery Inc (Nasdaq:ERII), a leader in the design and development of energy recovery devices for desalination, announced today the results of its first quarter ended March 31, 2011.  In the first quarter of 2011, ERI achieved net revenue of $10.4 million, an 18 percent decrease over the same period last year.  ERI reported a net loss of $1.8 million, or ($0.03) per share, for the three months ended March 31, 2011 compared to a net profit of $68,000, or $0.0 per share, for the same period last year.

“The global desalination industry continues to experience a multi-year slowdown which originated a few years ago during the global recession and credit crisis.  ERI’s low revenues in the first quarter are a direct result of the ongoing weakness in the global desalination market.  Our results for the first quarter include revenues from several mega projects that were originally targeted to ship in the fourth quarter of 2010, but ultimately shipped in Q1 of this year.  For the rest of the year, we expect continued softness in sales with a very modest recovery possible in the fourth quarter,” said Thomas S. Rooney, Jr., ERI’s president and chief executive officer.  “There is still a great deal of uncertainty regarding how quickly the desalination industry will rebound.  However, we see the early indications of a recovery in our mega projects business over the next two years. Our focus during this slower period in the market is threefold: operational excellence aimed at making every one of our essential business practices sharper, more efficient and more competitive, innovation of our technologies, leading to new products and new applications inside and outside of desalination, and an intense focus on growing the top line both organically and through potential acquisitions,” he said.

Forward Looking Statements

This press release includes “forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include our expectation that our mega projects business will improve in the next two years, and our belief that we will be able to expand our business into markets outside of desalination. Because such forward-looking statements involve risks and uncertainties, the Company's actual results may differ materially from the predictions in those forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, delays in, or cancellation of, the construction of desalination plants,  political unrest, the inability of our customers to obtain project financing, delays in governmental approvals, changes in end users’ budgets for desalination plants or the timing of their purchasing decisions, our ability to ship new products to meet scheduled delivery times, the world economic crisis, our ability to develop other energy recovery solutions for markets outside desalination, and other risks detailed in the Company's filings with the Securities and Exchange Commission (“SEC”). All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements. For more details relating to the risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, please refer to the Company's SEC filings.

Conference Call to Discuss First Quarter 2011 Results

The conference call scheduled today at 1:30 p.m. PST will be in a "listen-only" mode for all participants other than the investment professionals who regularly follow the Company. The toll-free phone number for the call is 1-877-941-0844 or +1-480-629-9645 and the access code is 4432549. Callers should dial in approximately 15 minutes prior to the scheduled start time. A telephonic replay will be available at 1-800-406-7325 or +1-303-590-3030, Access Code: 4432549, until Thursday, May 19, 2011. Investors may also access the live call or the replay over the internet at www.energyrecovery.com. The replay will be available approximately three hours after the live call concludes.

About Energy Recovery Inc

Energy Recovery Inc (NASDAQ:ERII) designs and develops energy recovery devices that help make desalination affordable by significantly reducing energy consumption. Energy Recovery technologies include the PX Pressure Exchanger™ (PX™) devices, the ERI™ TurboCharger hydraulic turbine energy recovery devices and the ERI™ AquaBold™ and ERI™ AquaSpire™ high pressure pumps for desalination applications. In total, Energy Recovery has more than 12,000 devices installed; reducing the carbon footprint of desalination by saving 1 GW of energy and offsetting CO2 emissions by more than 5.2 million tons per year. The company is headquartered in the San Francisco Bay Area with offices in Detroit and in key desalination centers worldwide, including Madrid, Shanghai, and the United Arab Emirates. For more information about Energy Recovery, Inc. please visit www.energyrecovery.com.

Contact:
Tom Willardson
Chief Financial Officer
(510) 483-7370

Unaudited Consolidated Financial Results

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2011	2010
Net revenue	$10,367	$12,615
Cost of revenue	5,703	5,257
Gross profit	4,664	7,358
Operating expenses:
General and administrative	4,057	3,733
Sales and marketing	2,070	1,960
Research and development	1,029	828
Amortization of intangible assets	346	683
Total operating expenses	7,502	7,204
Income (loss) from operations	(2,838)	154
Interest expense	(20)	(21)
Other non-operating income (expense), net	194	(18)
Income (loss) before provision from income taxes	(2,664)	115
Provision for (benefit from) income taxes	(906)	47
Net income (loss)	$(1,758)	$68
Earnings (loss) per share:
Basic	$(0.03)	$0.00
Diluted	$(0.03)	$0.00
Number of shares used in per share calculations:
Basic	52,586	51,243
Diluted	52,586	53,652

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data and par value)
(unaudited)

	March 31, 2011	December 31, 2010
ASSETS Current assets:
Cash and cash equivalents	$52,589	$55,338
Restricted cash	4,634	4,636
Accounts receivable, net of allowance for doubtful accounts of $34 and $44 at March 31, 2011 and December 31, 2010, respectively	8,507	9,649
Unbilled receivables, current	4,979	2,278
Inventories	9,408	9,772
Deferred tax assets, net	2,097	2,097
Prepaid expenses and other current assets	4,607	4,428
Total current assets	86,821	88,198
Restricted cash, non-current	1,380	2,244
Property and equipment, net	21,900	22,314
Goodwill	12,790	12,790
Other intangible assets, net	8,006	8,352
Other assets, non-current	2	19
Total assets	$130,899	$133,917
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,304	$1,429
Accrued expenses and other current liabilities	5,385	5,248
Income taxes payable	20	13
Accrued warranty reserve	867	1,028
Deferred revenue	619	2,341
Current portion of long-term debt	128	128
Current portion of capital lease obligations	129	160
Total current liabilities	8,452	10,347
Long-term debt	53	85
Capital lease obligations, non-current	60	144
Deferred tax liabilities, non-current, net	317	317
Deferred revenue, non-current	286	157
Other non-current liabilities	2,073	2,067
Total liabilities	11,241	13,117
Commitments and Contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized; 52,608,629 and 52,596,170 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively	53	53
Additional paid-in capital	112,653	112,025
Notes receivable from stockholders	(38)	(38)
Accumulated other comprehensive loss	(92)	(80)
Retained earnings	7,082	8,840
Total stockholders’ equity	119,658	120,800
Total liabilities and stockholders’ equity	$130,899	$133,917